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                          [PIPER & MARBURY LETTERHEAD]

                                                                           DRAFT
                                                                   EXHIBIT (5)-2
                                                                January   , 1996

Constellation Energy Corporation
c/o Winthrop, Stimson, Putnam & Roberts
One Battery Park Place
New York, New York

           Re: Registration Statement on Form S-4

Dear Sirs:

    We have acted as counsel to Constellation Energy Corporation, (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 284,127,415 shares of the Company's Common Stock, no par value (the "Common Shares"), 591,849 shares of the Company's Class A Preferred Stock, $100 par value (the "Class A Preferred Shares"), 5,376,465 shares of the Company's Class B Preferred Shares, $50 par value (the "Class B Preferred Shares"), and 5,520,000 shares of the Company's Preference Stock, $100 par value (the "Preference Shares"). The Common Shares, the Class A Preferred Shares, the Class B Preferred Shares and the Preference Shares together are referred to as the "Stock" in this opinion. The Stock will be issued in connection with the proposed merger of Baltimore Gas and Electric Company ("BGE") and Potomac Electric Power Company ("PEPCO") into the Company (the "Proposed Merger") as described in the Agreement and Plan of Merger dated as of September 22, 1995 among BGE, PEPCO, and the Company (the "Merger Agreement"). The Stock is being registered on Registration Statement No. 33-64799 on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). The Merger Agreement is filed as an Exhibit to the Registration Statement.

    We have reviewed the Company's charter as it is proposed to be amended and restated (the "Proposed Charter"), and its proposed by-laws (the "Proposed By-Laws"), both of which are filed as Exhibits to the Registration Statement. We have reviewed the Registration Statement and the Merger Agreement and have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on and the authenticity of all documents furnished to us by the Company.

    This opinion is subject to (1) appropriate resolutions being adopted by Constellation Energy Corporation Board of Directors prior to the issuance of the Stock; (2) the Registration Statement becoming effective under the Securities Act of 1933, as amended; (3) proper adoption of the Proposed Charter and the proper adoption of the Proposed By-Laws so that both are in effect at the time of issuance of the Stock; (4) the authorization of the Public Service Commission of Maryland for the issuance of the Stock, and, if required, authorizations from the public services commissions of the District of Columbia, Virginia, and Pennsylvania; and (5) the Proposed Merger being consummated as contemplated in the Merger Agreement.
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Constellation Energy Corporation
January   , 1996
Page 2

    Based upon the foregoing, we are of the opinion and advise you that the Stock has been duly authorized and, when issued and paid for pursuant to the Merger Agreement in the manner contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and non-assessable.

    The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the Commonwealth of Virginia and the United States of America.

    This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without our prior written consent except that David A. Brune may rely upon this opinion in rendering his opinion to you dated today regarding the Stock.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus and proxy statement included therein.

                                          Very truly yours,